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                                                                     Exhibit 5.1

                   [Letterhead of Preston Lackowicz & Shier]

                                  May 30, 2002

Ultra Petroleum Corp.
16801 Greenspoint Park Drive
Suite 370
Houston, Texas
77060

Dear Sirs/Mesdames:

    Re: Ultra Petroleum Corp.

   We have acted as counsel for Ultra Petroleum Corp., a corporation organized under the laws of the Yukon Territory, Canada (the "Corporation"), with respect to certain legal matters in connection with the registration by the Corporation, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Corporation from time to time, pursuant to Rule 415 under the Securities Act, of the Corporation's (1) common shares, no par value per share (the "Common Shares"), (2) preferred shares (the "Preferred Shares"), (3) unsecured debt securities, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), and (4) warrants to purchase Common Shares, Preferred Shares or Debt Securities or any combination thereof, to be designated by the Corporation at the time of the offering (the "Warrants" and, together with the Common Shares, Preferred Shares and Debt Securities, the "Securities").

   The aggregate initial offering price of the Securities to be offered and sold by Registrants, pursuant to a registration statement on Form S-3 (the "Registration Statement"), to which this opinion is an exhibit, is not to exceed $150,000,000. The Securities will be offered in amounts, at prices, and on terms to be determined by the Corporation at the time of sale and to be set forth in supplements to the prospectus (each, a "Prospectus Supplement") contained in the Registration Statement.

   We have examined originals, faxed or emailed copies of (1) the Certificate of Continuance and Articles of Continuance of the Corporation, each as amended and/or restated to the date hereof, (2) the Registration Statement,(3) the proposed forms of Senior Indenture and Subordinated Indenture for the Debt Securities (each, an "Indenture"), providing for the issuance of the Debt Securities from time to time in one or more series pursuant to the terms of one or more Board Resolutions (as defined in each Indenture) creating such series;
(4) other exhibits to the Registration Statement relating to the Securities; and (5) corporate proceedings of the Corporation relating to the Registration Statement, each Indenture and the transactions contemplated thereby. In addition, we reviewed such questions of law we considered appropriate.

   In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) the Indentures and a warrant agreement (the "Warrant Agreement") relating to the Warrants will each be duly authorized, executed and delivered by the parties thereto; (v) each person signing an Indenture and a Warrant Agreement will have the legal capacity and authority to do so; (vi) at the time of any offering or sale of any of the Common Shares or Preferred Shares, that the Corporation shall have taken all corporate steps necessary to authorize the sale of such shares and shall have such number of shares of Common

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Shares or Preferred Shares, as the case may be, as set forth in such offering or sale, authorized or created and available for issuance; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto; and (viii) any Securities issuable upon conversion, exchange or exercise of any Debt Securities or Warrants being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

   In such examinations, we have assumed the genuineness of all signatures, the legal capacity at all material times of any natural person signing any documents and the authenticity and completeness of all documents submitted to us as original documents, the conformity to the original documents of all documents submitted to us a facsimile, photostatic or emailed copies thereof and the authenticity of the originals of such documents; and the completeness and accuracy of the Corporation's corporate records in our possession as at the date hereof.

   We have assumed that copies of all documents submitted to us have not been amended or modified, since the date they were submitted to us, by written or oral agreement of the parties thereto, by the conduct of the parties thereto, or otherwise, that all representations and certificates dated prior to or on the date hereof upon which we have relied continue to remain accurate in all material respects as of the date hereof, and that the aforesaid copies have been unconditionally delivered by the Corporation in the form reviewed by us.

   We have assumed that the Corporation does not engage in the railway, steamship, air transport, canal, telegraph, telephone or irrigation business.

   Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

  1. When (a) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board of Directors of the Corporation (or a committee thereof) has taken all necessary corporate or similar action to approve the issuance and terms of any such Debt Securities, (c) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Corporation, (d) any shares issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), and the qualification that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

  2. When (a) the terms of any Warrant and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under, or breach of, any agreement or instrument binding upon the Corporation and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Corporation, and (b) the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency (including, without limitation, all laws relating to

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     fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and to general equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

  3. The Common Shares, when authorized and sold as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

  4. The Preferred Shares, when authorized and sold as contemplated in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

   Our opinions expressed herein are limited in all respects to the laws of the Yukon Territory and the laws of Canada specifically applicable therein.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                         Yours very truly,

                                         PRESTON LACKOWICZ & SHIER

                                         /s/ Preston Lackowicz & Shier